Exhibit 99.1


                         BreitBurn Energy Partners L.P.
      Reports Preliminary Fourth Quarter 2006 Results; Announces Increased
               Proved Reserve Volumes; and Provides 2007 Guidance



    LOS ANGELES--(BUSINESS WIRE)--March 5, 2007--BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP), an oil and gas master limited partnership ("MLP") that was formed from the contribution of certain oil and gas properties from the Partnership's predecessor, BreitBurn Energy Company L.P. ("BreitBurn Energy"), today announced preliminary, unaudited results for its fourth quarter 2006 and provided initial guidance for full year 2007. The Partnership's fourth quarter 2006 began on October 10, 2006, when the Partnership's initial public offering was completed, and ended on December 31, 2006.

    This unaudited financial information is preliminary and is subject to adjustments in connection with the final audited financial statements to be released on or about April 2, 2007 within the Partnership's Annual Report on Form 10-K. Management is disclosing these preliminary results, proved reserve information and guidance for 2007 in order to provide the opportunity to discuss the Partnership's financial results and plans at the upcoming National Association of Publicly Traded Partnerships' MLP Conference.

    "We are pleased to have this first opportunity to report as a public entity," said Hal Washburn, Co-CEO of BreitBurn. "The fourth quarter of 2006 was a very active period for the Partnership. We completed the Partnership's initial public offering in October. The Partnership's properties realized a more than 160% reserve replacement for the year. Reserves increased from 29.7 million boe as of December 31, 2005 to 30.7 million boe as of December 31, 2006 after annual production of over 1.6 million boe. Furthermore, we recently added another 2 million barrels of reserves with the completion of the Partnership's first acquisition in January of 2007."

    Randy Breitenbach, Co-CEO of BreitBurn said "Our recent production results further demonstrate that our long-lived assets are well suited for an upstream MLP. We recently paid our first distribution to unitholders and will continue to evaluate opportunities to execute on our growth strategy in the year ahead."

    Summary of Fourth Quarter 2006 Results

    Results for the quarter reflect the 83 days from October 10, 2006, the day the Partnership completed its initial public offering, through December 31, 2006. Forecast results included in the Partnership's final prospectus (dated October 4, 2006) reflected the 92 day period from October 1, 2006 through December 31, 2006. The accompanying Table I, attached, restates these forecast results ("management expectations") to reflect the forecast for the 83 day period, ending December 31, 2006. Unless stated otherwise, all results in this press release are for the 83 day period ending December 31, 2006.

    Net income for the period totaled $7.3 million, or $0.32 cents per limited partnership unit. Results were impacted by a $4.5 million general and administrative expense associated with the Partnership's management incentive plans and a $3.9 million unrealized gain on derivative instruments.

    Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") totaled $6.2 million. Adjusted EBITDA was approximately $5.7 million below management expectations due principally to higher than expected general and administrative costs (including the previously mentioned approximately $4.5 million expense resulting from the 30% appreciation in the market price of the Partnership's units appreciating from the initial public offering price of $18.50 to $24.10 at December 31, 2006) and increased operating costs. Unrealized gains on derivative instruments of $3.9 million are excluded from the calculation of Adjusted EBITDA. (See "Non-GAAP Financial Measures" and the associated tables for a discussion of management's use of Adjusted EBITDA in this release.)

    Financial and Operating Results:

    Production

    Average daily production totaled 4,572 boe per day, which was slightly ahead of management expectations of 4,522 boe per day.
Aggregate volumes for the period totaled 379,495 boe.

    Revenues and Realized Prices

    Oil, natural gas and natural gas liquid sales were $18.5 million, excluding the effects of derivatives. Revenues, including a realized gain on derivative instruments of $2.2 million, totaled $20.8 million, which was in line with management expectations. There was an unrealized gain on derivative instruments of $3.9 million during the period.

    Realized prices during the period were $48.73 per boe compared with the forecast of $54.81. Including the effects of realized gains on derivative instruments, realized prices were $54.48 per boe. As mentioned above, realized prices benefited from the Partnership's active hedging program. Derivative instruments covered approximately 77% of the Partnership's production at a weighted average NYMEX price of $67.77. The Partnership's realized prices are less than NYMEX due to quality and location differentials.

    Operating Costs

    Operating costs for the period totaled $6.7 million, or $17.69 per boe, 9% higher than management expectations primarily attributable to the effects of industry-wide service and material cost increases, especially in California. Partially offsetting this increase were operating improvements implemented in the Partnership's fields. One example of an operating improvement is the Partnership's Santa Fe Springs field where well pulling work was reduced by 38% between 2005 and 2006.

    Depletion, Depreciation and Amortization (DD&A)

    DD&A expense for the period totaled $2.7 million, or $7.05 per boe. Under the successful efforts method of accounting, the Partnership calculates DD&A on an individual producing field basis. Changes in reserve estimates and in the timing and amount of abandonment cost estimates as well as changes in the timing and amount of development projects of one or two fields can cause variations in the aggregate DD&A rate.

    General and Administrative Expenses (G&A)

    G&A expenses for the period totaled $7.8 million, which were $5.1 million more than management expectations due principally to previously mentioned management incentive plan expenses of $4.5 million, which resulted from the 30% increase in the price of Partnership's units during the period. In addition, accounting, audit, legal and other professional fees exceeded expectations by $500,000, primarily attributable to the Partnership's transition to a public entity.

    Reserves

    Total proved reserves attributable to the properties contributed to the Partnership were 29.7 million boe as of December 31, 2005. As of December 31, 2006, total proved reserves for these properties increased to 30.7 million boe. This increase of 1 million boe is net of 1.6 million boe produced during 2006 for those same properties. On that basis, these properties realized an approximate 160% reserve replacement during 2006. This increase does not include the estimated 2 million boe of total proved reserves added to the Partnership as a result of the previously announced acquisition of the Lazy JL Field in the Permian Basin in West Texas, which closed on January 23, 2007.

    Crude Oil Derivative Instruments

    The Partnership has entered into various derivative instruments to manage exposure to volatility in the market price of crude oil. The Partnership intends to use options (including collars) and fixed price swaps for managing risk relating to commodity prices. As of January 31, 2007, the Partnership had entered into swap agreements and collars to receive average NYMEX West Texas Intermediate prices as summarized below:



                                                  Volume     Average
                                                  Bbls/d      Price
                                                ---------- -----------
July 1, 2006 - June 30, 2007                        3,625    $  67.77
July 1, 2007 - June 30, 2008                        3,375    $  66.16
July 1, 2008 - September 30, 2008                   2,775    $  59.93
October 1, 2008 - December 31, 2008                 2,275    $  59.84
January 1, 2009 - September 30, 2009                2,325    $  59.89
October 1, 2009 - December 31, 2009                   325    $  59.25


    Location and quality differentials attributable to the Partnership properties are not reflected in the above prices. The agreements provide for monthly settlement based on the difference between the agreement price and the actual NYMEX crude oil price.

    Non-GAAP Financial Measures

    This press release, the financial tables and other supplemental information, including the reconciliations of certain non-generally accepted accounting principles ("non-GAAP") measures to their nearest comparable generally accepted accounting principles ("GAAP") measures, may be used periodically by management when discussing the Partnership's financial results with investors and analysts and they are also available on the Partnership's website under the Investor Relations tab.

    Among the non-GAAP financial measures used are "Adjusted EBITDA." This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance.

    Adjusted EBITDA is presented as management believes it provides additional information and metrics relative to the performance of the Partnership's business, such as the cash distributions we expect to pay to our unitholders, as well as our ability to meet our debt covenant compliance tests. Management believes that these financial measures indicate to investors whether or not cash flow is being generated at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDA may not be comparable to a similarly titled measure of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.

    The following table presents a reconciliation of the Partnership's consolidated net income to Adjusted EBITDA:



                                                       October 10 thru
                                                        December 31,
Thousands of dollars                                        2006
------------------------------------------------------ ---------------
Reconciliation of consolidated net income to Adjusted
 EBITDA:
Net income                                              $       7,272
Unrealized gain on derivative instruments                      (3,916)
Depreciation expense                                            2,677
Interest expense                                                   72
Income tax provision                                              116

------------------------------------------------------ ---------------
Adjusted EBITDA                                         $       6,221
====================================================== ===============

                                                       October 10 thru
                                                        December 31,
Thousands of dollars                                        2006
------------------------------------------------------ ---------------
Reconciliation of net cash from operating activities
 to Adjusted EBITDA:
Net cash from operating activities                      $      (1,209)
Add:
Increase(decrease) in current assets and current
 liabilities relating to operating activities                  11,336
Unrealized gain on financial derivative instruments            (3,916)
Cash interest expense and other financing costs, net               72
Equity in earnings from affiliates, net                           (32)
Other                                                             (30)

------------------------------------------------------ ---------------
Adjusted EBITDA                                         $       6,221
====================================================== ===============





                            2007 Guidance
----------------------------------------------------------------------

                                              Proposed 2007 Guidance
                                             -------------------------

Total Production (Mboe)                        1,750    --      1,950

Average Daily Production                       4,800    --      5,300

Average Price of Hedged Volumes                       $67.58

Price Differential %                              18%    --        20%

Operating Expenses ($000's)                  $33,000     --   $35,000

G&A ($000's)                                 $13,000     --   $14,500
(excluding incentive compensation plans) (1)

G&A incentive compensation plans                 (see footnote 2)

Cash Interest Expense ($000's)                        $2,000

Capital Expenditures ($000's)                $15,000     --   $17,000

(1) Due to incremental accounting, tax, auditing and legal expenses associated with the Partnership's transition from a private entity to a publicly traded MLP, it is estimated that up to 60% of the projected annual general and administrative expense may be incurred in the first six months of 2007.

(2) The Partnership's management incentive plan is tied to unit price and other metrics. The Partnership is not providing guidance on the unit price for 2007. However, if the Partnership units do not appreciate over the year-end 2006 price, management incentive plan expense is estimated at $3.5 million.


    Annual Report on Form 10-K

    The consolidated financial statements and related footnotes will be available on our 2006 Form 10-K, which will be filed on or before April 2, 2007.

    Conference Call

    As announced on March 1, 2007, BreitBurn Energy Partners L.P. will host an investor conference call to discuss the Partnership's results today at 5 p.m. (Eastern). Investors may access the conference call over the Internet via the Investor Relations tab of the Partnership's website (www.breitburn.com), or via telephone by dialing 800-289-0726 (international callers dial +1 913-981-5545) a few minutes prior to register. Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay of the call will be available through Monday, March 12, by dialing 888-203-1112 (international callers dial +1 719-457-0820) and entering replay PIN 1504823, or by going to the Investor Relations tab of the Partnership's website (www.breitburn.com). BreitBurn Energy Partners L.P. will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

    About BreitBurn Energy Partners L.P.

    BreitBurn Energy Partners L.P. is an independent oil and gas MLP, recently formed by a subsidiary of Provident Energy Trust, focused on the acquisition, exploitation and development of oil and gas properties. The Partnership's assets consist primarily of producing and non-producing crude oil reserves located in the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, and the Permian Basin in West Texas. Additional information is available at www.breitburn.com.

    BBEP-IR

    Cautionary Statement Relevant to Forward-Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities
Litigation Reform Act of 1995

    This press release contains forward-looking statements relating to the Partnership's operations that are based on management's current expectations, estimates and projections about its operations. Words such as "anticipates," "expects," "intends," "plans," "targets," "projects," "believes," "seeks," "schedules," "estimated," "2007 Guidance" and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Among the factors contained in these forward-looking statements are uncertainties as to the actual amount and timing of the Partnership's transition costs from a private entity to a publicly held MLP. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

    Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are crude oil and natural gas prices; the competitiveness of alternate energy sources or product substitutes; technological developments; potential disruption or interruption of the Partnership's net production due to accidents or severe weather; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading "Risk Factors" incorporated by reference from our Prospectus filed pursuant to Rule 424(b)(4) on October 5, 2006 (File No.333-134049). Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.



           BreitBurn Energy Partners L.P. and Subsidiaries
           Consolidated Statement of Operations (Unaudited)

                                                         October 10 to
Thousands of dollars,                                    December 31,
except unit and per unit amounts                             2006
-------------------------------------------------------- -------------

Revenues and other income items:
  Oil, natural gas and NGL sales                          $    18,494
  Realized gain on derivative instruments                       2,181
  Unrealized gain on derivative instruments                     3,916
  Other revenue, net                                              170
                                                         -------------
  Total revenues and other income items                        24,761
Operating costs and expenses:
  Operating costs                                               6,714
  Depletion, depreciation and amortization                      2,659
  Depreciation of non-oil and gas assets                           18
  General and administrative expenses                           7,826
                                                         -------------
  Total operating costs and expenses                           17,217

                                                         -------------
Operating income                                                7,544
                                                         -------------

Interest and Amortization of debt issuance costs                   72
Other expenses, net                                                84
                                                         -------------

Income before taxes and minority interest                       7,388
                                                         -------------

Income taxes                                                     (116)
Minority interest in subsidiary                                     -
                                                         -------------

Net income before change in accounting principle                7,272

Cumulative effect of change in accounting principle                 -
                                                         -------------

Net income                                                $     7,272

General Partner's interest in net income                          145

                                                         -------------
Net income available to common unit holders               $     7,127
                                                         =============

Basic net income per common unit                          $      0.32
                                                         =============
Weighted average number of units used to calculate
   Basic net income per unit                               21,975,758
                                                         =============





           BreitBurn Energy Partners L.P. and Subsidiaries
                Consolidated Balance Sheet (Unaudited)

                                                          December 31,
Thousands of dollars                                         2006
-------------------------------------------------------- -------------
ASSETS
Current assets:
 Cash                                                      $       93
 Accounts receivable, net                                      10,398
 Non-hedging derivative instruments                             3,971
 Related party receivables                                      6,209
 Prepaid expenses                                                 215
 Other current assets                                              85
                                                         -------------
      Total current assets                                     20,971
Property, plant and equipment
 Oil and gas properties                                       204,172
 Non-oil and gas assets                                           569
                                                         -------------
                                                              204,741
 Accumulated depletion and depreciation                       (20,216)
                                                         -------------
      Net property, plant and equipment                       184,525
Other long-term assets                                            418
                                                         -------------
Total Assets                                               $  205,914
                                                         =============

LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
 Accounts payable                                          $    5,271
 Related party payables                                         5,403
 Due to Provident                                                 280
 Accrued liabilities                                            2,059
                                                         -------------
      Total current liabilities                                13,013

 Long-term debt                                                 1,500
 Long-term related party payables                                 467
 Deferred income taxes                                          3,515
 Asset retirement obligation                                   10,253
 Non-hedging derivative instruments                                55
                                                         -------------
      Total liabilities                                        28,803

 Commitments and contingencies

 Partners' equity
      Public common unitholders                               116,871
      Affiliated common unitholders                            57,428
      General partner interest                                  2,812
                                                         -------------
Total liabilities and partners' equity                     $  205,914
                                                         =============





           BreitBurn Energy Partners L.P. and Subsidiaries
           Consolidated Statement of Cash Flows (Unaudited)

                                                         October 10 to
                                                         December 31,
Thousands of dollars                                         2006
-------------------------------------------------------- -------------

Cash flows from operating activities
 Net income                                              $      7,272
 Adjustments to reconcile net income to net cash
  provided by operating activities:
 Depletion, depreciation and accretion                          2,677
 Deferred stock based compensation                              4,490
 Stock based compensation paid                                      -
 Equity in earnings of affiliates, net of dividends                32
 Deferred income tax                                              116
 Other                                                             30
 Changes in working capital and other
   Increase in accounts receivable                             (6,173)
   Increase in non-hedging derivative instruments              (3,971)
   Decrease in other current assets                               314
   Increase in related party receivables net of payables       (9,489)
   Increase in current liabilities                              3,493
                                                         -------------
  Net cash used by operating activities                        (1,209)
                                                         -------------

Cash flows from investing activities
 Capital expenditures (excluding property acquisitions)        (1,267)
                                                         -------------
  Net cash used by investing activities                        (1,267)
                                                         -------------

Cash flows from financing activities
 Issuance of common units, net of underwriter discount        118,715
 Redemptions of common units from the predecessor
  members as a result of overallotment option exercise        (15,485)
 Distributions to the predecessor members concurrent
  with initial public offering                                (63,230)
 Proceeds from the issuance of long-term debt                   5,500
 Repayments of long-term debt                                 (40,500)
 Cash overdraft                                                 2,036
 Payment of offering costs                                     (4,081)
 Long-term debt issuance costs                                   (402)
                                                         -------------
  Net cash provided by financing activities                     2,553
                                                         -------------

Increase in cash                                                   77
Cash beginning of period                                           16
                                                         -------------
Cash end of period                                       $         93
                                                         =============


    For ease of comparison purposes, forecast information for this quarter originally presented in the Partnership's final prospectus dated October 4th, 2006, has been adjusted for the 83 day period the Partnership was public during the fourth quarter (i.e. forecast x 83/92).



                               Table I

                                             Fourth Quarter
                             Fourth Quarter 2006 Forecast (b)  Actual
                              2006 Actual     (Adjusted for    versus
(Thousands of dollars,       (83 Days) (a)   83-day Period)   Forecast
 except as indicated)
----------------------------------------------------------------------
Production - MBoe                      379               375        1%
Production - Boe/d                   4,572             4,522        1%

----------------------------------------------------------------------
Oil, Gas and NGL sales (c)         $20,675           $20,570        1%
General and administrative
 (excl. Mgt. incentive
 compensation)                      $3,336            $1,804       85%
   G&A - Management
    incentive compensation          $4,490              $916      390%
Adjusted EBITDA                     $6,221           $11,974      -48%
Capital expenditures                $2,269            $2,504       -9%

----------------------------------------------------------------------
Operating Metrics ($/BOE)
Oil, Gas and NGL sales (c)          $54.48            $54.81       -1%
Operating expenses                  $17.69            $16.28        9%
Unrealized gains on
 derivative instruments             $10.32                --      n/a
----------------------------------------------------------------------

(a) The Partnership completed its initial public offering on October 10, 2006 resulting in 83 days of operations during the quarter.
(b) As presented in the Partnership's final prospectus dated October 4th, 2006 and as adjusted to reflect 83 days the Partnership was public during the period for ease of comparison purposes.
(c) Includes effect of realized gains on financial derivative instruments.


    CONTACT: BreitBurn Energy Partners L.P.
             James G. Jackson, 213-225-5900 ext. 273
             Executive Vice President and Chief Financial Officer